                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       -------------------------------------------------------------------

         Date of Report (Date of earliest event reported): July 10, 2003

                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Maryland                     0-24097                    59-3396369
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

        450 South Orange Avenue                                     32801
            Orlando, Florida                                      (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 650-1000

The Form 8-K of CNL Hospitality Properties, Inc. (the "Company") dated July 10, 2003 is hereby amended to include unaudited interim financial statements as of June 30, 2003 and for six months ended June 30, 2003 and 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial statements relating to the RFS Acquisition.

                  Unaudited financial statements for RFS Hotel Investors, Inc. as of June 30, 2003 and December 31, 2002 and for the six months ended June 30, 2003 and 2002.

         (b)      Pro forma financial information.


         (c)      Exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CNL HOSPITALITY PROPERTIES, INC.

Dated: April 30, 2004                  By: /s/ C. Brian Strickland
                                           -------------------------------------
                                           C. Brian Strickland
                                           Executive Vice President and
                                           Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                          RFS HOTEL INVESTMENTS, INC.
                                AND SUBSIDIARIES

                                                                                                                   Page
                                                                                                                   ----
Interim Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002                                 F-1

   Condensed Consolidated Statements of Earnings for the quarters and six months ended
      June 30, 2003 and 2002                                                                                       F-2

   Condensed Consolidated Statements of Stockholders' Equity for the six months ended
      June 30, 2003 and the year ended December 31, 2002                                                           F-3

   Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002                 F-4

   Notes to Condensed Consolidated Financial Statements for the quarters and six months ended
      June 30, 2003 and 2002                                                                                       F-7

                            RFS HOTEL INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                      JUNE 30,     DECEMBER 31,
                                                                                        2003           2002
                                                                                     ---------     ------------
ASSETS
Investment in hotel properties, net ............................................     $ 587,660      $ 593,289
Cash and cash equivalents ......................................................         5,894          1,938
Restricted cash ................................................................         5,474          4,383
Accounts receivable ............................................................         5,058          4,698
Deferred expenses, net .........................................................         7,779          8,805
Other assets ...................................................................         4,105          3,712
Deferred income taxes ..........................................................        27,376         25,830
                                                                                     ---------      ---------
      Total assets .............................................................     $ 643,346      $ 642,655
                                                                                     ---------      ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses ..........................................     $  23,412      $  22,160
Borrowings on Line of Credit ...................................................         8,500          6,950
Mortgage notes payable .........................................................       157,941        159,279
Senior notes payable ...........................................................       121,220        125,000
Minority interest in Operating Partnership, 2,422 and 2,459 units issued and
   outstanding at June 30, 2003 and December 31, 2002, respectively                     27,080         28,047
                                                                                     ---------      ---------
      Total liabilities ........................................................       338,153        341,436
                                                                                     ---------      ---------
Commitments and contingencies
Shareholders' equity:
   Common Stock, $ 01 par value, 100,000 shares authorized,
      30,096 and 29,043 shares issued at June 30, 2003 and
      December 31, 2002, respectively                                                      301            290
Additional paid-in capital                                                             421,113        408,017
Treasury stock, at cost, 576 shares                                                     (8,100)        (8,100)
Distributions in excess of earnings                                                   (108,121)       (98,988)
                                                                                     ---------      ---------
      Total shareholders' equity                                                       305,193        301,219
                                                                                     ---------      ---------
        Total liabilities and shareholders' equity .............................     $ 643,346      $ 642,655
                                                                                     =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                          JUNE 30,                  JUNE 30,
                                                                      2003         2002         2003         2002
                                                                   ---------    ---------    ---------    ---------
Revenue:
   Rooms .......................................................   $  41,683    $  45,866    $  80,046    $  86,275
   Food and beverage ...........................................       4,464        4,674        8,635        8,877
   Other operating departments .................................       1,399        1,714        2,808        3,307
   Lease revenue ...............................................       1,227        1,234        2,842        2,868
   Deferred revenue ............................................        (474)        (491)      (1,461)      (1,503)
   Other .......................................................         169          107          208          261
                                                                   ---------    ---------    ---------    ---------
      Total hotel revenue ......................................      48,468       53,104       93,078      100,085
                                                                   ---------    ---------    ---------    ---------
Hotel operating expenses:
   Rooms .......................................................       8,577        9,010       16,829       17,347
   Food and beverage ...........................................       3,246        3,346        6,247        6,507
   Other operating departments .................................         399          458          825          924
Undistributed operating expenses:
   Property operating costs ....................................       5,748        5,361       11,468       10,621
   Property taxes, insurance and other .........................       3,185        3,153        6,113        6,488
   Franchise costs .............................................       4,030        4,339        7,751        8,152
   Maintenance and repair ......................................       2,840        2,463        5,360        4,744
   Management fees .............................................       1,309        1,256        2,653        2,507
   Depreciation ................................................       7,517        7,539       15,038       14,785
   Amortization of franchise fees and unearned compensation ....         295          319          581          638
   General and administrative ..................................       5,348        4,995       10,001        9,734
                                                                   ---------    ---------    ---------    ---------
      Total operating expenses .................................      42,494       42,239       82,866       82,447
                                                                   ---------    ---------    ---------    ---------
Operating income ...............................................       5,974       10,865       10,212       17,638
   Debt extinguishments and swap termination costs .............                                             10,122
   Amortization of loan origination costs ......................         421          420          784          777
   Interest expense ............................................       6,485        6,511       13,143       12,555
                                                                   ---------    ---------    ---------    ---------
Income (loss) from continuing operations before income taxes ...        (932)       3,934       (3,715)      (5,816)
Minority interest in income (loss) of Operating Partnership ....         (34)         119         (174)        (676)
   Provision for (benefit from) income taxes ...................        (549)         130       (1,546)        (380)
                                                                   ---------    ---------    ---------    ---------
Income (loss) from continuing operations .......................        (349)       3,685       (1,995)      (4,760)
Income from discontinued operations ............................                       94                        19
Gain (loss) on sale of assets ..................................                      (10)          (9)         962
                                                                   ---------    ---------    ---------    ---------
Net income (loss) ..............................................        (349)       3,769       (2,004)      (3,779)
   Loss on redemption of Preferred Stock .......................                   (1,890)                   (1,890)
   Preferred stock dividends ...................................                     (781)                   (1,562)
                                                                   ---------    ---------    ---------    ---------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS ............   $    (349)   $   1,098    $  (2,004)   $  (7,231)
                                                                   =========    =========    =========    =========

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations .....   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
   Discontinued operations .....................................        0.00         0.00         0.00         0.00
                                                                   ---------    ---------    ---------    ---------
   Basic earnings (loss) per share .............................   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
                                                                   =========    =========    =========    =========

Diluted earnings (loss) per share from continuing operations ...   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
   Discontinued operations .....................................        0.00         0.00         0.00         0.00
                                                                   ---------    ---------    ---------    ---------
   Diluted earnings (loss) per share ...........................   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
                                                                   =========    =========    =========    =========
Weighted average common shares outstanding--basic ..............      29,102       27,046       28,811       26,407
Weighted average common shares outstanding--diluted ............      29,102       27,046       28,811       26,407

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)

                                                                                          2003         2002
                                                                                        ---------    ---------
Cash flows from operating activities:
   Net loss .........................................................................   $  (2,004)   $  (3,779)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization .................................................      16,403       16,348
      Minority Interest in Operating Partnership ....................................        (174)        (676)
      Write-off of deferred expenses ................................................         122        1,361
      Loss (gain) on sale of assets .................................................           9         (962)
      Changes in assets and liabilities:
        Accounts receivable .........................................................        (360)         428
        Other assets ................................................................        (429)        (396)
        Deferred income taxes .......................................................      (1,546)        (380)
        Accounts payable and accrued expenses .......................................       1,252        7,281
                                                                                        ---------    ---------
           Net cash provided by operating activities ................................      13,273       19,225
                                                                                        ---------    ---------

Cash flows from investing activities:
   Investment in hotel properties ...................................................      (9,388)      (4,646)
   Restricted cash ..................................................................      (1,091)       1,442
   Cash returned for franchise fees .................................................         107
   Proceeds from sale of assets .....................................................           6        1,111
                                                                                        ---------    ---------
           Net cash used by investing activities ....................................     (10,366)      (2,093)
                                                                                        ---------    ---------

Cash flows from financing activities:
   Net proceeds (payments) on line of credit ........................................       1,550      (71,938)
   Proceeds from issuance of (payments to retire) Senior Notes ......................      (3,780)     125,000
   Payments on mortgage notes payable ...............................................      (1,338)     (59,417)
   Redemption of preferred units ....................................................     (25,850)
   Distributions to unitholders .....................................................      (7,735)     (15,838)
   Issuance of common and preferred units ...........................................      12,408       39,653
   Loan fees paid ...................................................................         (56)      (4,004)
                                                                                        ---------    ---------
           Net cash provided (used) by financing activities .........................       1,049      (12,394)
                                                                                        ---------    ---------

Net increase in cash and cash equivalents ...........................................       3,956        4,738
Cash and cash equivalents at beginning of period ....................................       1,938        5,735
                                                                                        ---------    ---------
Cash and cash equivalents at end of period ..........................................   $   5,894    $  10,473
                                                                                        =========    =========

         Supplemental disclosure of non-cash activities:

         In 2003, the Company issued 37 thousand shares of common stock with a value of $0.4 million in exchange for 37 thousand Operating Partnership units.

         In 2002, the Company recorded a $0.2 million allocation from paid-in capital to minority interest.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         1. ORGANIZATION. RFS Hotel Investors, Inc. ("RFS"), was a publicly held hotel real estate investment trust which, at June 30, 2003, owned interests in 57 hotels with 8,271 rooms located in 24 states (collectively the "Hotels") through its approximate 92% equity interest in RFS Partnership, L.P. (the "Operating Partnership"). At June 30, 2003, third party limited partners owned the remaining 8%. RFS was the general partner in the Operating Partnership. On July 10, 2003, RFS and the Operating Partnership were acquired by subsidiaries of CNL Hospitality Properties, Inc. ("CNL") for approximately $383 million in cash ($12.35 per share and per unit). Upon consummation of this transaction, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of CNL was merged with and into the Operating Partnership and the Operating Partnership continues to exist as a separate entity and an indirect wholly owned subsidiary of CNL. Prior to the closing of this transaction the common stock of RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The common stock of RFS has since been removed from listing on the New York Stock Exchange. RFS filed a Form 15 on July 14, 2003, terminating its filing requirements with the Securities and Exchange Commission ("SEC"). See
Note 14, Subsequent Events.

         These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements pursuant to the rules and regulations of the SEC. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for audited financial statements and should be read in conjunction with the financial statements and notes thereto of the Operating Partnership included in the combined RFS and Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2002. The following notes to the consolidated financial statements highlight significant changes to notes included in the Form 10-K and present interim disclosures required by the SEC.

         The accompanying consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature. In preparing financial statements that conform with generally accepted accounting principles, management must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses reflected during the reporting period. The results of operations for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results of operations to be expected for the full year or future periods.

         2. BASIC AND DILUTED EARNINGS PER SHARE OR UNIT. Basic earnings (loss) per share or unit from continuing operations is computed by dividing income
(loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share or unit from continuing operations is computed by dividing income
(loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units and equivalents outstanding.

         Basic earnings per share or unit is computed by dividing net income
(loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options.

         For the three months ended June 30, 2002, there were 171 thousand unit equivalents pursuant upon the exercise of options and for the three and six months ended June 30, 2003, and for the six months ended June 30, 2002, one thousand, 15 thousand and 147 thousand unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per unit. In addition, the Series B Preferred Units are non-convertible and accordingly, are not included in the computation of diluted earning per unit.

         3. DECLARATION OF DIVIDENDS. On March 3, 2003, the Board of RFS declared a $0.25 dividend on each share of Common Stock outstanding to shareholders of record on March 17, 2003. The dividend on Common Stock was paid on March 31, 2003. Correspondingly, the Partnership declared a $0.25 dividend on each general partnership and limited partnership unit outstanding to unitholders of record on March 17, 2003. A portion ($23 thousand) of the dividend payable to the minority interest holders (limited partnership unitholders) was paid on March 31, 2003 and the remainder ($582 thousand) was paid on April 1, 2003.

         4. REVENUE RECOGNITION. In accordance with Staff Accounting Bulletin
(SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with provisions of the percentage lease agreements. SAB 101 effectively defers the recognition of revenue from its percentage leases for the first and second quarters to the third and fourth quarters. At June 30, 2003, deferred revenue of $1.5 million is included in accounts payable and accrued expenses. The lessees are in compliance with their rental obligations under the Percentage Leases. For the three and six months ended June 30, 2003 and 2002, five hotels were leased to third-party lessees.

         5. DEBT. During the first quarter of 2003, the Company borrowed approximately $3.8 million under the Line of Credit to retire $3.8 million of Senior Notes. The Senior Notes were purchased in open market transactions at then prevailing market prices. As a result of the prepayment of the $3.8 million Senior Notes, the Company expensed $122 thousand in unamortized debt issuance costs and $29 thousand of costs related to acquiring the Senior Notes.

         At June 30, 2003, the Company was in violation of certain financial covenants under the Line of Credit. The covenant violations have no impact on the Company because the Line of Credit was terminated in connection with the acquisition of RFS by CNL on July 10, 2003. Deferred issuance costs of approximately $1.8 million will be written off as part of the termination.

         6. ISSUANCE OF SHARES OR UNITS. On May 9, 2003, RFS sold 1.0 million shares of common stock for $12.35 per share. Proceeds of approximately $12.3 million were contributed to the Operating Partnership in exchange for the issuance of 1.0 million Operating Partnership units. The Operating Partnership used the proceeds to reduce the outstanding balance on the line of credit.

         7. GAIN (LOSS) ON SALE OF ASSETS. The loss of $9 thousand relates to losses incurred on the sale of several hotel vans. In the first quarter 2002, the Company recognized a gain of approximately $1.0 million on the sale of an unconsolidated joint venture for approximately $1.1 million.

         8. INCOME TAXES. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, income taxes are recognized using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

         The components of income tax benefit for the three and six months ended June 30, 2003 are as follows:

                                  THREE MONTHS    SIX MONTHS
                                     ENDED           ENDED
                                  ------------    ----------
Deferred:
   Federal ....................      $  (549)       $(1,546)
                                     -------        -------
   Benefit from income taxes ..      $  (549)       $(1,546)
                                     =======        =======

         The deferred benefit from income taxes and related deferred tax asset was calculated using an effective tax rate of 38% applied to the income or loss of the TRS Lessees, wholly owned subsidiary companies which lease 52 of the 57 hotels owned by the Company, adjusted for temporary differences related mainly to the Hilton lease termination transaction and operating losses.

         The deferred tax asset is provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities, resulting primarily from the Hilton lease termination, and for operating loss carryforwards. The Company believes that the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset. Accordingly, no valuation allowance has been recorded at June 30, 2003.

         9. COMPREHENSIVE INCOME. SFAS No. 130, "Reporting Comprehensive Income," requires the disclosure of the components included in comprehensive income (loss). For the three and six months ended June 30, 2003, there were no items of other comprehensive income.

         10. SEGMENT INFORMATION. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

         11. DISCONTINUED OPERATIONS. In November 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. The results of operations for this hotel for the three and six months ended June 30, 2002 are included on the consolidated statement of operations under the heading, "income from discontinued operations." There were no results of operations for this hotel in 2003. The results of operations for this hotel have been reclassified as Income from Discontinued Operations on the Consolidated Statements of Operations for the three and six months ended June 30, 2002. The components of income from discontinued operations for the three and six months ended June 30, 2002 are shown below:

                                         THREE MONTHS    SIX MONTHS
                                             ENDED          ENDED
                                         ------------    ----------
Hotel revenue ........................      $ 524          $ 820
Hotel operating costs ................       (335)          (608)
Property taxes and insurance .........        (22)           (45)
Depreciation .........................        (73)          (148)
                                            -----          -----
Income from discontinued operations ..      $  94          $  19
                                            =====          =====

         12. STOCK BASED COMPENSATION. The FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company applies the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

         There were no grants of options to purchase shares of RFS common stock made during the three and six months ended June 30, 2003. In May 2002, 40,000 options to purchase shares of RFS common stock were granted to each of the seven independent directors. Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below for the three and six months ended June 30, 2003 and 2002, respectively:

                                                     THREE MONTHS ENDED       SIX MONTHS ENDED
                                                          JUNE 30,                JUNE 30,
                                                   ---------------------   ----------------------
                                                     2003         2002        2003         2002
                                                   --------    ---------   ---------    ---------
Net income (loss) applicable to shareholders:
   As reported .................................   $   (349)   $   1,098   $  (2,004)   $  (7,231)
   Pro forma ...................................   $   (449)   $     979   $  (2,204)   $  (6,994)
Basic and diluted earnings (loss) per share:
   As reported .................................   $  (0.01)   $    0.04   $   (0.07)   $   (0.27)
   Pro forma ...................................   $  (0.02)   $    0.04   $   (0.08)   $   (0.26)

         13. CONSOLIDATING FINANCIAL INFORMATION OF RFS PARTNERSHIP, L.P. RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership ("Guarantor Subsidiaries"), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership's Senior Notes. RFS Leasing II and RFS Leasing VII had no substantial operations prior to January 1, 2002. RFS Leasing II leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII leases 21 hotels from the Operating Partnership. As of and for the three and six months ended June 30, 2003 and 2002, RFS Leasing II and RFS Leasing VII did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002 was formed to facilitate the issuance of the Senior Notes. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the Senior Notes. RFS Financing Corporation and RFS Financing 2002 have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, RFS Leasing VII, RFS Financing 2002 or RFS Financing Corporation to provide credit support for the Senior Notes, RFS Leasing II, RFS Leasing VII, RFS Financing 2002 and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the Senior Notes.

         The following tables present consolidating information for the Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

                           CONSOLIDATING BALANCE SHEET
                                  JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR     NON-GUARANTOR                   TOTAL
                                                                 L.P.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------   ------------   ------------   ------------  ------------
ASSETS
Investment in hotel properties, net......................      $212,909       $132,070       $242,681                     $587,660
Investment in consolidated entities......................       245,280                        16,871      $(262,151)           --
Cash and cash equivalents................................           260          3,566          2,068                        5,894
Restricted cash..........................................                                       5,474                        5,474
Accounts receivable......................................           896          9,674          6,702        (12,214)        5,058
Deferred expenses, net...................................         5,810             78          1,891                        7,779
Other assets.............................................         1,732          1,055          1,318                        4,105
Deferred income taxes....................................                       15,654         11,722                       27,376
                                                               --------       --------       --------      ---------      --------
   Total assets..........................................      $466,887       $162,097       $288,727      $(274,365)     $643,346
                                                               ========       ========       ========      =========      ========

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses....................        $6,936       $ 15,558       $ 15,174      $ (12,214)     $ 25,454
Borrowings on Line of Credit.............................         8,500                                                      8,500
Mortgage notes payable...................................                                     157,941                      157,941
Senior Notes Payable.....................................       121,220                                                    121,220
                                                               --------       --------       --------      ---------      --------
   Total liabilities.....................................       136,656         15,558        173,115        (12,214)      313,115
                                                               --------       --------       --------      ---------      --------
Redeemable units at redemption value.....................        29,837                                                     29,837
                                                               --------       --------       --------      ---------      --------
General partnership units................................       300,394        146,539        115,612       (262,151)      300,394
                                                               --------       --------       --------      ---------      --------
   Total partners' capital...............................       300,394        146,539        115,612       (262,151)      300,394
                                                               --------       --------       --------      ---------      --------
   Total liabilities and partners' capital...............      $466,887       $162,097       $288,727      $(274,365)     $643,346
                                                               ========       ========       ========      =========      ========

                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR     NON-GUARANTOR                    TOTAL
                                                                 L.P.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------   ------------   ------------   ------------  ------------
ASSETS
Investment in hotel properties, net......................      $212,823       $133,507       $246,959                     $593,289
Investment in consolidated entities......................       253,921                        18,962      $(272,883)           --
Cash and cash equivalents................................           446            825            667                        1,938
Restricted cash..........................................                                       4,383                        4,383
Accounts receivable......................................         2,596         12,439         10,901        (21,238)        4,698
Deferred expenses, net...................................         6,578            176          2,051                        8,805
Other assets.............................................         1,478            620          1,614                        3,712
Deferred income taxes....................................                       14,384         11,446                       25,830
                                                               --------       --------       --------      ---------      --------
   Total assets..........................................      $477,842       $161,951       $296,983      $(294,121)     $642,655
                                                               ========       ========       ========      =========      ========

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses....................      $ 18,668       $  9,432       $ 17,340      $ (21,238)     $ 24,202
Borrowings on Line of Credit.............................         6,950                                                      6,950
Mortgage notes payable...................................                                     159,279                      159,279
Senior Notes Payable.....................................       125,000                                                    125,000
                                                               --------       --------       --------      ---------      --------
   Total liabilities.....................................       150,618          9,432        176,619        (21,238)      315,431
                                                               --------       --------       --------      ---------      --------
Redeemable units at redemption value.....................        26,702                                                     26,702
                                                               --------       --------       --------      ---------      --------
General partnership units................................       300,522        152,519        120,364       (272,883)      300,522
                                                               --------       --------       --------      ---------      --------
   Total partners' capital...............................       300,522        152,519        120,364       (272,883)      300,522
                                                               --------       --------       --------      ---------      --------
   Total liabilities and partners' capital...............      $477,842       $161,951       $296,983      $(294,121)     $642,655
                                                               ========       ========       ========      =========      ========

                      Consolidating Statement of Operations
                    FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR     NON-GUARANTOR                    TOTAL
                                                                 L.P.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------   ------------   ------------   ------------  ------------
Revenue:
   Rooms.................................................                     $27,746        $13,937                      $41,683
   Food and beverage.....................................                       3,013          1,451                        4,464
   Other operating departments...........................                         744            655                        1,399
   Lease revenue.........................................      $  6,579         4,960            655       $(10,967)        1,227
   Deferred revenue......................................          (105)                        (369)                        (474)
   Other.................................................           275            21             50           (177)          169
                                                               --------       -------        -------       --------       -------
      Total hotel revenue................................         6,749        36,484         16,379        (11,144)       48,468
                                                               ========       =======        =======       ========       =======

Hotel operating expenses:
   Rooms.................................................                       5,788          2,789                        8,577
   Food and beverage.....................................                       2,380            866                        3,246
   Other operating departments...........................                         296            103                          399
Undistributed operating expenses:
   Property operating costs..............................                       4,009          1,739                        5,748
   Property taxes, insurance and other...................         1,057           908          1,220                        3,185
   Franchise costs.......................................           (51)        2,556          1,525                        4,030
   Maintenance and repair................................                       1,900            940                        2,840
   Management fees.......................................                         868            441                        1,309
   Percentage lease expense..............................                      10,967                       (10,967)
   Depreciation..........................................         2,579         1,727          3,211                        7,517
   Amortization of franchise fees and unearned
     compensation........................................           276            11              8                          295
   General and administrative............................           870         2,671          1,807                        5,348
                                                               --------       -------        -------       --------       -------
      Total operating expenses...........................         4,731        34,081         14,649        (10,967)       42,494
                                                               --------       -------        -------       --------       -------
Operating income.........................................         2,018         2,403          1,730           (177)        5,974
Amortization of loan origination costs...................           345             1             75                          421
Interest expense.........................................         3,310           177          3,175           (177)        6,485
Equity in (earnings) loss of consolidated subsidiaries...        (1,254)                         969            285
                                                               --------       -------        -------       --------       -------
Income (loss) from continuing operations before income
   taxes.................................................          (383)        2,225         (2,489)           285          (932)
Benefit from income taxes................................                        (474)           (75)                        (549)
                                                               --------       -------        -------       --------       -------
Income (loss) from continuing operations.................          (383)        2,699         (2,414)           285          (383)
Gain (loss) on sale of assets............................
                                                               --------       -------        -------       --------       -------
Net income (loss)........................................          (383)        2,699         (2,414)           285          (383)
Preferred unit dividends.................................
                                                               --------       -------        -------       --------       -------
Net income (loss) applicable to unitholders..............      $   (383)      $ 2,699        $(2,414)      $    285       $  (383)
                                                               ========       =======        =======       ========       =======

                      CONSOLIDATING STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR     NON-GUARANTOR                    TOTAL
                                                                 L.P.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------   ------------   ------------   ------------  ------------
Revenue:
   Rooms.................................................                     $30,381        $15,485                      $45,866
   Food and beverage.....................................                       3,186          1,488                        4,674
   Other operating departments...........................                         921            793                        1,714
   Lease revenue.........................................      $ 7,291          5,841            609       $(12,507)        1,234
   Deferred revenue......................................         (163)                         (328)                        (491)
   Other.................................................          232              8             52           (185)          107
                                                               -------        -------        -------       --------       -------
      Total hotel revenue................................        7,360         40,337         18,099        (12,692)       53,104
                                                               =======        =======        =======       ========       =======

Hotel operating expenses:
   Rooms.................................................                       6,077          2,933                        9,010
   Food and beverage.....................................                       2,445            901                        3,346
   Other operating departments...........................                         315            143                          458
Undistributed operating expenses:
   Property operating costs..............................                       3,737          1,624                        5,361
   Property taxes, insurance and other...................          888            933          1,332                        3,153
   Franchise costs.......................................          (40)         2,716          1,663                        4,339
   Maintenance and repair................................                       1,660            803                        2,463
   Management fees.......................................                         825            431                        1,256
   Percentage lease expense..............................                      12,507                       (12,507)
   Depreciation..........................................        2,592          1,762          3,185                        7,539
   Amortization of franchise fees and unearned
     compensation........................................          302             11              6                          319
   General and administrative............................          194          2,687          2,114                        4,995
                                                               -------        -------        -------       --------       -------
      Total operating expenses...........................        3,936         35,675         15,135        (12,507)       42,239
                                                               -------        -------        -------       --------       -------
Operating income.........................................        3,424          4,662          2,964           (185)       10,865
Debt extinguishments and swap termination costs..........
Amortization of loan origination costs...................          344                            76                          420
Interest expense.........................................        3,285            186          3,225           (185)        6,511
Equity in (earnings) loss of consolidated subsidiaries...       (4,103)                          483          3,620
                                                               -------        -------        -------       --------       -------
Income (loss) from continuing operations before income
   taxes.................................................        3,898          4,476           (820)        (3,620)        3,934
Benefit from income taxes................................                        (296)           426                          130
                                                               -------        -------        -------       --------       -------
Income (loss) from continuing operations.................        3,898          4,772         (1,246)        (3,620)        3,804
Earnings from discontinued operations....................                          94                                          94
Gain (loss) on sale of assets............................          (10)                                                       (10)
                                                               -------        -------        -------       --------       -------
Net income (loss)........................................        3,888          4,866         (1,246)        (3,620)        3,888
Loss on sale of Preferred Units..........................       (1,890)                                                    (1,890)
Preferred unit dividends.................................         (781)                                                      (781)
                                                               -------        -------        -------       --------       -------
Net income (loss) applicable to unitholders..............      $ 1,217        $ 4,866        $(1,246)      $ (3,620)      $ 1,217
                                                               =======        =======        =======       ========       =======

                      Consolidating Statement of Operations
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR     NON-GUARANTOR                    TOTAL
                                                                 L.P.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------   ------------   ------------   ------------  ------------
Revenue:
   Rooms.................................................                     $52,704        $27,342                      $80,046
   Food and beverage.....................................                       6,014          2,621                        8,635
   Other operating departments...........................                       1,525          1,283                        2,808
   Lease revenue.........................................      $13,178          9,199          1,419       $(20,954)        2,842
   Deferred revenue......................................         (613)                         (848)                      (1,461)
   Other.................................................          462             22             78           (354)          208
                                                               -------        -------        -------       --------       -------
      Total hotel revenue................................       13,027         69,464         31,895        (21,308)       93,078
                                                               =======        =======        =======       ========       =======

Hotel operating expenses:
   Rooms.................................................                      11,209          5,620                       16,829
   Food and beverage.....................................                       4,625          1,622                        6,247
   Other operating departments...........................                         601            224                          825
Undistributed operating expenses:
   Property operating costs..............................                       8,016          3,452                       11,468
   Property taxes, insurance and other...................        1,620          1,836          2,657                        6,113
   Franchise costs.......................................         (102)         4,883          2,970                        7,751
   Maintenance and repair................................                       3,599          1,761                        5,360
   Management fees.......................................                       1,770            883                        2,653
   Percentage lease expense..............................                      20,954                       (20,954)
   Depreciation..........................................        5,159          3,469          6,410                       15,038
   Amortization of franchise fees and unearned
     compensation........................................          548             19             14                          581
   General and administrative............................        1,087          5,295          3,619                       10,001
                                                               -------        -------        -------       --------       -------
      Total operating expenses...........................        8,312         66,276         29,232        (20,954)       82,866
                                                               -------        -------        -------       --------       -------
Operating income.........................................        4,715          3,188          2,663           (354)       10,212
Amortization of loan origination costs...................          633              2            149                          784
Interest expense.........................................        6,818            354          6,325           (354)       13,143
Equity in (earnings) loss of consolidated subsidiaries...         (568)                        2,375         (1,807)
                                                               -------        -------        -------       --------       -------
Income (loss) from continuing operations before income
   taxes.................................................       (2,168)         2,832         (6,186)         1,807        (3,715)
Benefit from income taxes................................                      (1,270)          (276)                      (1,546)
                                                               -------        -------        -------       --------       -------
Income (loss) from continuing operations.................       (2,168)         4,102         (5,910)         1,807        (2,169)
Gain (loss) on sale of assets............................          (10)             1                                          (9)
                                                               -------        -------        -------       --------       -------
Net income (loss)........................................       (2,178)         4,103         (5,910)         1,807        (2,178)
Preferred unit dividends.................................
                                                               -------        -------        -------       --------       -------
Net income (loss) applicable to unitholders..............      $(2,178)       $ 4,103        $(5,910)      $  1,807       $(2,178)
                                                               =======        =======        =======       ========       =======

                      CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR     NON-GUARANTOR                    TOTAL
                                                                 L.P.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------   ------------   ------------   ------------  ------------
Revenue:
   Rooms.................................................                     $57,170        $29,105                      $ 86,275
   Food and beverage.....................................                       6,232          2,645                         8,877
   Other operating departments...........................                       1,830          1,477                         3,307
   Lease revenue.........................................      $14,338         10,807          1,325       $(23,602)         2,868
   Deferred revenue......................................         (740)                         (763)                       (1,503)
   Other.................................................          514             22             93           (368)           261
                                                               -------        -------        -------       --------       --------
      Total hotel revenue................................       14,112         76,061         33,882        (23,970)       100,085
                                                               =======        =======        =======       ========       ========

Hotel operating expenses:
   Rooms.................................................                      11,702          5,645                        17,347
   Food and beverage.....................................                       4,827          1,680                         6,507
   Other operating departments...........................                         642            282                           924
Undistributed operating expenses:
   Property operating costs..............................                       7,396          3,225                        10,621
   Property taxes, insurance and other...................        1,752          1,792          2,944                         6,488
   Franchise costs.......................................          (91)         5,055          3,188                         8,152
   Maintenance and repair................................                       3,214          1,530                         4,744
   Management fees.......................................                       1,640            867                         2,507
   Percentage lease expense..............................                      23,602                       (23,602)
   Depreciation..........................................        5,075          3,442          6,268                        14,785
   Amortization of franchise fees and unearned
     compensation........................................          604            21,             13                           638
   General and administrative............................          304          5,346          4,084                         9,734
                                                               -------        -------        -------       --------       --------
      Total operating expenses...........................        7,644         68,679         29,726        (23,602)        82,447
                                                               -------        -------        -------       --------       --------
Operating income.........................................        6,468          7,382          4,156           (368)        17,638
Debt extinguishments and swap termination costs..........        3,210          6,912                                       10,122
Amortization of loan origination costs...................          613             14            150                           777
Interest expense.........................................        5,238          1,259          6,426           (368)        12,555
Equity in (earnings) loss of consolidated subsidiaries...        2,837                           600         (3,437)
                                                               -------        -------        -------       --------       --------
Income (loss) from continuing operations before income
   taxes.................................................       (5,430)          (803)        (3,020)         3,437         (5,816)
Benefit from income taxes................................                        (368)           (12)                         (380)
                                                               -------        -------        -------       --------       --------
Income (loss) from continuing operations.................       (5,430)          (435)        (3,008)         3,437         (5,436)
Earnings from discontinued operations....................                          19                                           19
Gain (loss) on sale of assets............................          975                           (13)                          962
                                                               -------        -------        -------       --------       --------
Net income (loss)........................................       (4,455)          (416)        (3,021)         3,437         (4,455)
Loss on sale of Preferred Units..........................       (1,890)                                                     (1,890)
Preferred unit dividends.................................       (1,562)                                                     (1,562)
                                                               -------        -------        -------       --------       --------
Net income (loss) applicable to unitholders..............      $(7,907)       $  (416)       $(3,021)      $  3,437       $ (7,907)
                                                               =======        =======        =======       ========       ========

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                            GUARANTOR      NON-GUARANTOR       TOTAL
                                                               LP ONLY     SUBSIDIARIES    SUBSIDIARIES     CONSOLIDATED
                                                               -------     ------------    -------------    ------------
Cash flows from (used in) operating activities...........      $(5,991)       $ 9,070         $10,194         $ 13,273
Cash flows from (used in) investing activities...........        3,417         (6,329)         (7,454)         (10,366)
Cash flows from (used in) financing activities...........        2,388              -          (1,339)           1,049
                                                               -------        -------         -------         --------
Net increase in cash and cash equivalents................         (186)         2,741           1,401            3,956
Cash and cash equivalents at beginning of period.........          446            825             667            1,938
                                                               -------        -------         -------         --------
Cash and cash equivalents at end of period...............      $   260        $ 3,566         $ 2,068         $  5,894
                                                               -------        -------         -------         --------

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                             GUARANTOR      NON-GUARANTOR       TOTAL
                                                                LP ONLY     SUBSIDIARIES    SUBSIDIARIES     CONSOLIDATED
                                                               ---------    ------------    -------------    ------------
Cash flows from (used in) operating activities...........      $ 28,965       $  1,973        $(11,713)        $ 19,225
Cash flows from (used in) investing activities...........       (72,474)        56,576          13,805           (2,093)
Cash flows from (used in) financing activities...........        47,035        (58,191)         (1,238)         (12,394)
                                                               --------       --------        --------         --------
Net increase in cash and cash equivalents................         3,526            358             854            4,738
Cash and cash equivalents at beginning of period.........           263          3,467           2,005            5,735
                                                               --------       --------        --------         --------
Cash and cash equivalents at end of period...............      $  3,789       $  3,825        $  2,859         $ 10,473
                                                               --------       --------        --------         --------

         14. SUBSEQUENT EVENTS - On July 10, 2003, RFS and the Operating Partnership were acquired by subsidiaries of CNL for approximately $383 million in cash ($12.35 per share and per unit). Upon consummation of this transaction, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of CNL was merged with and into the Operating Partnership and the Operating Partnership continues to exist as a separate entity and an indirect wholly owned subsidiary of CNL. Prior to the closing of this transaction the common stock of RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The common stock of RFS has since been removed from listing on the New York Stock Exchange. The former assets of RFS are now held by subsidiaries of CNL. By virtue of the closing of the transaction, CNL and its subsidiaries (which now include the Operating Partnership) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million).

         On May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS's directors and CNL. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS's shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties due to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS board of directors and its financial advisor, (iii) CNL aided and abetted the RFS board of directors in connection with their breach of fiduciary duties, (iv) the RFS board of directors violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other relief, the amended complaint seeks certification of the class action, an injunction enjoining RFS and CNL from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On June 23 and on July 1, 2003, respectively, RFS and CNL filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Based upon the information currently available to the Operating Partnership and CNL, the Operating Partnership and CNL believe the allegations contained in the amended complaint are without merit and CNL intends to vigorously defend the action.